Exhibit F, Schedule 9(c)

                     Fiscal Year Ended December 2004
                                $Thousands


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
                                                                Debt/Equity
                            FUCO/EWG Companies                     Ratio                Earnings
----------------------------------------------------------  --------------------  ----------------------
Atlantic India Holdings Ltd                                       not available           not available
Bahia Las Minas                                                             0.3                  (3,543)
Batangas Power Corp                                                         0.0                  (7,797)
Chongiu City Gas Co., Ltd                                                   0.8                   7,204
Chonnam City Gas Co., Ltd                                                   1.1                   2,572
Choongnam City Gas Co., Ltd                                                 1.4                   9,789
Companhia de Gas da Bahia - BAHIAGAS, S.A. de E.M.                not available           not available
Companhia de Gas de Santa Catarina - SC GAS, S.A. de E.M.         not available           not available
Companhia Paraibana de Gas - PBGAS, S.A. de E.M.                  not available           not available
Companhia Paranaense de Gas - COMPAGAS, S.A. de E.M.              not available           not available
Companhia Pernambucana de Gas - COPERGAS, S.A. de E.M.            not available           not available
Empresa Sergipana de Gas S.A. - EMSERGAS                          not available           not available
Gas de Alagoas S.A. - ALGAS                                       not available           not available
Dabhol Power Company                                              not available           not available
Daehan City Gas Co., Ltd                                                    0.1                  20,614
EI Puerto Rico Operations Inc.                                              0.0                   5,826
Elektro - Electricidade e Servicos S.A.                                    -2.9                 173,542
Elektrocieplownia Nowa Sarzyna Sp.                                         79.8                   6,973
Enron Asia Pacific/Africa/china LLC                               not available           not available
Enron Brazil Power Holdings XI Ltd                                not available           not available
Enron Caribbean Basin LLC                                         not available           not available
Enron Development Piti Holdings Corp                                        0.0                    (226)
Enron Guc Santralleri Isletme Limited Sirketi                     not available           not available
Enron Global Power & Pipelines LLC                                not available           not available
Enron International Assets Management Corp                        not available           not available
Enron Ponderosa Management Holdings, Inc.                         not available           not available
Enron Power Philippines Corp                                                0.0                 (64,345)
Enron Reserve 6 B.V. (also a EWG company)                                   0.0                      23
Enron Servicios Guatemala, Limitada                                         0.0                     189
Enron South America LLC                                           not available           not available
Enron Subic Power Corp Philippines                                          0.0                    (313)
Enron Wind Systems, LLC                                           not available           not available
EPE - Empresa Produtora de Energia                                         -5.6                 (16,399)
ET Power 1 LLC                                                    not available           not available
Gas de Risaralda SA                                              not available*          not available*
Gases de la Guajira SA, ESP                                      not available*          not available*
Gases del Caribe SA, ESP                                         not available*          not available*
Gases del Occidente SA, ESP                                      not available*          not available*
Generacion Mediterranea S. A.                                               0.0                   1,118
Iksan City Gas Co., Ltd                                                     0.2                   2,433
Iksan Energy Co., Ltd                                                       0.5                   2,100
Kangwon city Gas Co., Ltd                                                   0.4                   3,660
Kumi City Gas co., Ltd                                                      0.0                   9,857
LFT Power I LLC                                                   not available           not available
LFT Power III LLC                                                 not available           not available
Marianas Energy Company LLC                                               -13.0                   1,882
Merlin Acquisition L.P.                                           not available           not available
Nowa Sarzyna Holding B.V.                                         not available           not available
Offshore Power Operations CV                                      not available           not available
Paulista Electrical Distribution, LLC                             not available           not available
Pelican Bidder LLC                                                not available           not available
Pohang City Gas Co., Ltd                                                    0.6                   5,752
Ponderosa Assets, L.P.                                            not available           not available
Prisma Energy Europe Limited                                      not available           not available
Prisma Energy International Inc                                             0.0                 132,322
Puerto Quetzal Power LLC                                                    1.2                   6,284
Purple Martin, LLC                                                not available           not available
Pusan city Gas Co., Ltd                                                     0.1                  22,213
Sarlux, s.r.l.                                                              4.1                  45,016
SII Enerji ve Uretim Limited Sirketi  (EWG Company)                         0.0                     (76)
SK-Gas Co., Ltd                                                             1.0                  31,888
Smith/Enron Cogenerations Limited Partnership                           28248.0                       -
Smith/Enron O&M Limited Partnership                                         0.0                   3,139
Sociedad Transportadora de Gas de Oriente SA, ESP                not available*          not available*
Subic Power Corp                                                            1.9                  11,268
Surtidora de Gas del Caribe SA, ESP                              not available*          not available*
Trakya Elektrik Uretin ve Ticaret A.S.(EWG Company)                        -1.4                  35,524
Travamark Two B.V.                                                not available           not available
Zond-PanAero Windsystem Partners I                                          1.1                   2,036 **
Zond-PanAero Windsystem Partners II                                         0.3                   1,181 **
Zond Windsystem Partners Ltd Series 85-A                                   -2.6                     455 **
Zond Windsystem Partners Ltd Series 85-B                                    0.1                     916 **
Zond Windsystem Partners Ltd Series 85-C                                    6.1                   1,018 **

* This entity is a subsidiary of a less than majority-owned unconsolidated subsidiary. Information not available.

**  US GAAP not available; prepared on an income tax basis

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